UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2017

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2233 Argentia Drive, Suite 401
Mississauga, Ontario L5N 2X7, Canada
(Address of Principal Executive Offices)

(905) 821-9669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement

New Asset Based Revolving Credit Facility

Overview

On September 19, 2017 (the “Effective Date”), SunOpta Inc. (the “Company”), SunOpta Foods Inc. (“SunOpta Foods”), The Organic Corporation B.V. (“TOC”) and certain other subsidiaries of the Company entered into an amendment (the “Amendment”) to the Company’s existing credit agreement dated February 11, 2016 with respect to the Company’s asset-based revolving credit facility (the “Existing Credit Agreement”), to, amongst other things, add an additional U.S. asset-based revolving credit subfacility of an aggregate principal amount of $15,000,000 (the “New U.S. Subfacility”).

SunOpta Foods and certain of its subsidiaries are the borrowers under the New U.S. Subfacility. Borrowings under the New U.S. Subfacility may be made in U.S. Dollars.

The proceeds of the New U.S. Subfacility will be used (i) to repay borrowings under the company’s existing U.S. asset-based revolving credit subfacility under the Existing Credit Agreement (the “Existing U.S. Subfacility”) and (ii) for working capital needs and general corporate purposes.

The New U.S. Subfacility was fully drawn on the Effective Date. Amortization payments on the aggregate principal amount of the New U.S. Subfacility are equal to $2,500,000 payable at the end of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2019. Optional prepayment of borrowings under the New U.S. Subfacility are not permitted until the first anniversary of the Effective Date and are subject to certain availability conditions. Borrowings repaid under the New U.S. Subfacility may not be borrowed again.

Guarantee and Security

All obligations under the New U.S. Subfacility are unconditionally guaranteed by substantially the same guarantors as the Existing U.S. Subfacility (the “Guarantors”).

In addition, the New U.S. Subfacility is secured on substantially the same basis as the Existing U.S. Subfacility, which includes a first priority security interest in (x) substantially all of tangible and intangible assets of the Guarantors (subject to certain customary exceptions and qualifications) and (y) all the capital stock of, or other equity interests in, each Guarantor (other than the Company) and each Guarantors’ direct restricted subsidiaries (subject to certain customary exceptions and qualifications) (collectively, the “Collateral”).

Interest Rate and Fees

Borrowings under the New U.S. Subfacility will bear interest at a margin over a reference rate selected at the option of the relevant Borrower. The margin for the New U.S. Subfacility will be set quarterly based on average borrowing availability for the preceding fiscal quarter and will range from 2.00% to 2.50% with respect to base rate and prime rate borrowings and from 3.00% to 3.50% for eurocurrency rate and bankers’ acceptance rate borrowings. The initial margin for the New U.S. Subfacility is 2.50% with respect to base rate and prime rate borrowings and 3.50%% with respect to eurocurrency rate borrowings.

The foregoing description of the Amendment is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Certain Covenants and Events of Default

The New U.S. Subfacility is subject to substantially the same covenants and events of default as the Existing U.S. Subfacility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The list of exhibits in the Exhibit Index hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Robert McKeracher

Robert McKeracher
Vice President and Chief Financial Officer

Date	September 22, 2017

[EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1

Second Amendment and Joinder, dated September 19, 2017, to the Credit Agreement, dated as of February 11, 2016, among SunOpta Inc., SunOpta Foods Inc., The Organic Corporation B.V., the other borrowers and guarantors party thereto, the lenders party thereto, Bank of America, N.A., as U.S. Administrative Agent, Bank of America, N.A. (acting through its Canada Branch), as Canadian Administrative Agent, Bank of America, N.A. (acting through its London Branch), as Dutch Administrative Agent, and Bank of America, N.A., as Collateral Agent.